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                                                                    Exhibit 99.2


                             Consent of Person Named
                          as About to Become a Director

      Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Edward A. Labry, III, hereby consent to be named in the Registration Statement on Form S-3 of Swift Transportation Co., Inc. ("Swift"), and any amendments thereto, as a person that will become a director of Swift in the event that the merger described in the Registration Statement is consummated.


Dated:  May 15, 2001

                                         /s/ Edward A. Labry, III
                                         ______________________________________
                                          Edward A. Labry, III